UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2020

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1001 Research Park Blvd., Suite 100

Charlottesville, Virginia 22911

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ

Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 6, 2020, Adial Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it had entered into a Distribution Agreement (the “Agreement”) with Brik, LLC (“Brik”), an independent sales and marketing firm, to act as a third-party agent to the Company for the sale and distribution of Rapid Result COVID-19 antibody test kits (“Tests”), which test for the antibodies indicating potential previous exposure and possible resistance to COVID-19. Under the Agreement, Brik will sell and distribute Tests under a profit-sharing arrangement with the Company.

A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K. The information contained in the press release is being furnished to the Securities and Exchange Commission (the “Commission”) and shall not be deemed incorporated by reference into any of the Registrant’s registration statements or other filings with the Commission.

Item 8.01. Other Events.

On August 6, 2020, the Company issued a press release announcing that it had entered into a Distribution Agreement with Brik, an independent sales and marketing firm, to act as a third-party agent to the Company for the sales and distribution of Tests. Under the Agreement, Brik will sell and distribute Tests under a profit-sharing arrangement with the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by Adial Pharmaceuticals, Inc. dated August 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2020	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

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